SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  April 17, 2007

CONTINENTAL FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-33042-NY	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

9901 IH 10 West, Suite 800, San Antonio, Texas 78230

(Address of Principal Executive Offices)

(210) 558-2800

(Registrant’s Telephone Number, including area code)

Section 4.	Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountants.

On April 17, 2007, the board of directors of the Registrant appointed KBL, LLP (“KBL”) as the Registrant’s independent auditors for the fiscal year ended December 31, 2007, and dismissed Semple, Marchal & Cooper, LLP (“Semple, Marchal & Cooper”), which had audited the Registrant’s financial statements for the fiscal years ended December 31, 2006, and December 31, 2005.

The Registrant’s board of directors believes that the appointment of KBL to audit the Registrant’s financial statements for the fiscal year ended December 31, 2007, and thereafter, is in the best interest of the Registrant and its shareholders. During the last two fiscal years, the Registrant did not consult KBL on any matters requiring disclosure in this Form 8-K.

The reports of Semple, Marchal & Cooper, LLP on the financial statements of the Registrant for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the going concern emphasis paragraphs previously reported in the Registrant’s Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2007, and April 17, 2006. Through the date of this filing, the Registrant has had no disagreements with Semple, Marchal & Cooper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Semple, Marchal & Cooper’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

16.1	Letter on change in certifying accountant from Semple, Marchal & Cooper, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL FUELS, INC.

Date: April 23, 2007	By:	/s/ Timothy Brink

Timothy Brink CEO, President, Treasurer

Exhibit Index

Exhibit	Description

16.1	Letter on change in certifying accountant from Semple, Marchal & Cooper, LLP.